POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson Philip Nelson	January 24, 2008

/s/ Richard Guebert, Jr. Richard Guebert, Jr.	January 24, 2008

/s/ Michael Kenyon Michael Kenyon	January 24, 2008

/s/ Charles Cawley Charles Cawley	January 24, 2008

/s/ Wayne Anderson Wayne Anderson	January 24, 2008

/s/ James Schielein James Schielein	January 24, 2008

/s/ Scott Halpin Scott Halpin	January 24, 2008

NAME	DATE

/s/ William Olthoff William Olthoff	January 24, 2008

/s/ Gerald Thompson Gerald Thompson	January 24, 2008

/s/ Kent Schleich Kent Schleich	January 24, 2008

/s/ Terry Pope Terry Pope	January 24, 2008

/s/ Dale Hadden Dale Hadden	January 24, 2008

/s/ Troy Uphoff Troy Uphoff	January 24, 2008

/s/ Chris Hausman Chris Hausman	January 24, 2008

/s/ Richard Ochs Richard Ochs	January 24, 2008

/s/ Dale Wachtel Dale Wachtel	January 24, 2008

/s/ Henry Kallal Henry Kallal	January 24, 2008

/s/ Darryl Brinkmann Darryl Brinkmann	January 24, 2008

/s/ J.C. Pool J.C. Pool	January 24, 2008

/s/ Jim Anderson Jim Anderson	January 24, 2008